Exhibit A(1)(a)

FORM OF REFERENCE TRUST AGREEMENT

Destra Targeted Income Unit Investment Trust
Series I

Reference Trust Agreement
Dated: As of October __, 2012

THIS REFERENCE TRUST AGREEMENT dated as of October __, 2012 (“Reference Trust Agreement”) among Destra Capital Investments LLC, as Sponsor and Depositor, Destra Capital Advisors LLC, as Supervisor and Evaluator, Administrative Agency Services LLC, as Administrative Agent, and U.S. Bank Trust, N.A., as Trustee, which sets forth certain of its provisions in full and incorporates other of its provisions by reference to a document entitled "Standard Terms and Conditions of Trust of Destra Targeted Income Unit Investment Trust dated as of October __, 2012 among the parties hereto (hereinafter called the “Trust Agreement”), such provisions as are set forth in full provisions as are incorporated by reference constituting a single instrument.

WITNESSETH THAT:

   WHEREAS, the parties hereto have heretofore or concurrently herewith entered into the Trust Agreement in order to facilitate creation of series of securities issued under a unit investment trust pursuant to the provisions of the Investment Company Act of 1940 and the laws of the State of Delaware, each of which series will be composed of redeemable securities representing undivided interests in a trust fund composed of (i) securities issued, assumed or guaranteed by the U.S. Government, or any agency or instrumentality thereof (“U.S. Government Securities”), (ii) interests of private investment funds and similar entities, including investments in interests in entities in the areas of venture capital, buy-outs, mezzanine and subordinated debt, restructuring and distressed debt and securities, special situations, and other similar areas of alternative asset class investing (“Private Interests”) and/or (iii) any other instrument constituting a security within the meaning of Section 2(a)(36) of the Investment Company Act and to be held as an asset of such Series (“Other Securities” and, collectively with the U.S. Government Securities and the Private Interests, the “Portfolio Securities”) that are, directly or indirectly (in the case of Private Interests) securities with a rating at the time of deposit of “A” or higher (or equivalent rating) by a Nationally Recognized Statistical Rating Organization, or if unrated are deemed by the Administrative Agent to be of comparable quality to such rated securities (“Targeted Investments”).

   WHEREAS, the parties now desire to create the first of the aforesaid series;

   NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Sponsor, the Depositor, the Supervisor, the Evaluator, the Administrative Agent and the Trustee agree as follows:

Section 1. Incorporation of Trust Agreement. Subject to the provisions of Section 2 of this Reference Trust Agreement set forth below, all of the provisions of the Trust Agreement are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully to all intents and purposes as though said provisions had been set forth in full in this instrument, except as provided below in this Section 1. Unless otherwise stated, section references shall refer to sections in the Trust Agreement.

Section 2. Specific Terms of this Series.  The following terms are hereby agreed to for this series of Destra Targeted Income Unit Investment Trust, which series shall be known and designated as “Series I” (referred to herein as the “Series”).  Redemptions shall be made by using the “Redemption Form” in Appendix A.

a.  The Portfolio Securities subscribed for pursuant to Section 2.01 are (i) limited liability company interests of Extensor Capital Investment Partners III, LLC, (ii) Class B Non-Voting Interests of TIO Series I, LLC and (iii) a Senior Secured Loan made pursuant to a Loan Agreement between Premium Wine Acquisitions, LLC and the Series, each as listed, and subject to the provisions set forth, in Appendix B.

b.  The initial undivided interest represented by each Unit is 1/65,000.

c.  The Mandatory Termination Date shall be September 30, 2037

d.  The date on which persons shall begin to subscribe for Units shall be October __, 2012.  Persons may subscribe for Units designated “Class A” which shall be sold at the Net Asset Value per Unit, or for Units designated “Class B” which shall be sold at the Net Asset Value per Unit plus the Creation and Development Fee.  Immediately following the closing of subscription for Units, all Class A Units and all Class B Units shall be known and designated only as Units and shall cease to be designated as Class A Units or Class B Units.

e.  The Creation and Development Fee payable by the Series to the Depositor at the close of the subscription for Units of the Series shall be 0.11% of the subscription price of each Class B Unit.

f.  The Trustee’s compensation shall be a monthly fee in an annual amount equal to ____% of the monthly net asset value of each Unit.

g.  The Supervisor’s compensation shall be a monthly fee in an annual amount equal to 0.015% of the monthly net asset value of each Unit.

h.  The Evaluator’s compensation shall be a monthly fee in an annual amount equal to 0.010% of the monthly net asset value of each Unit.

In Witness Whereof, the undersigned have caused this Reference Trust Agreement to be executed, all as of the day, month and year first above written.

Destra Capital Investments LLC, as Sponsor and Depositor

By
October __, 2012

Destra Capital Advisors LLC, as Supervisor and Evaluator

By
October __, 2012

Administrative Agency Services LLC, as Administrative Agent

By
October __, 2012

U.S. Bank Trust, N.A., not in its individual capacity, but solely as Trustee

By
October __, 2012

APPENDIX A

REDEMPTION FORM

Administrative Agency Services LLC
ATTN: ACCOUNTING

[DATE]

To Administrative Agency Services LLC

I am a Unitholder in Destra Targeted Income Unit Investment Trust—Series I, a series of a trust formed under the laws of the State of Delaware on September 11, 2012, writing to request a redemption.  Pursuant to Article V of the Trust Agreement  dated as of October 1, 2012 among Destra Capital Investments LLC, as Sponsor and Depositor, Destra Capital Advisors LLC as Supervisor and Evaluator, Administrative Agency Services LLC, as Administrative Agent, and U.S. Bank Trust, N.A., as Trustee ("Trust Agreement") and Reference Trust Agreement, below is the requisite information:

a.  My tax identification number is:

b.  My name and address is:

c.  Please redeem [INSERT NUMBER] of Units and send the redemption proceeds:

   by: [mail to the address above]

   by: [wire PLEASE COMPLETE ACCOUNT INFORMATION]

     __________________________________________

     __________________________________________

     __________________________________________

   Capitalized terms used in this letter and not otherwise defined have the meanings established in the Trust Agreement and Reference Trust Agreement.

_________________________________
Name
Date:  ________________________

Signature Guarantee:

APPENDIX B

SCHEDULE OF INVESTMENTS
OF
Destra Targeted Income Unit Investment Trust—Series I

Limited Liability Company Interests of Extensor Capital Investment Partners III, LLC, a Delaware limited liability company

Class B Non-Voting Limited Liability Company Interests of TIO Series I, LLC, a Delaware limited liability company

Senior Secured Loan, designated Class A, made pursuant to a Loan Agreement dated as of October__, 2012 between Premium Wine Acquisitions, LLC, a Delaware limited liability company, and Series I.

The Trust and Series I each hereby assigns, pledges and grants a security interest in all of its respective right, title and interest in, to and under the cash held in the Cash Accounts and Reserve Accounts, the Portfolio Securities and all “accounts,” “chattel paper,” “commercial tort claims,” “deposit accounts,” “documents,” “equipment,” “general intangibles,” “goods,” “instruments,” “inventory,” “investment property,’ “letter of credit rights,” and “securities’ accounts” as each of those terms is defined in the Uniform Commercial Code of the relevant jurisdiction and all products and proceeds relating to or constituting any or all of the foregoing (collectively, the “Collateral”) to secure the payment of all amounts owing to the Trustee under the Trust Agreement and this Reference Trust Agreement related to this Series.  The Trust and Series I each hereby grants the Trustee the power and authorizes the Trustee, from time to time, at the expense of the this Series, to execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including any filing of financing or continuation statements under the Uniform Commercial Code in effect in the relevant jurisdiction) that from time to time may be necessary or desirable in order to (i) create, preserve, perfect, confirm or validate the security interest granted herein, (ii) enable the Trustee to obtain the full benefits of the security interest granted herein or (iii) enable the Trustee to exercise and enforce any of its rights, powers, and remedies with respect to the Collateral.